UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the registrant [X]
Filed by a party other than the registrant [  ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material pursuant to ss.240.14a-12

                          Synergy Financial Group, Inc.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
  [X] No fee required
  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

             -------------------------------------------------------------------

         (2) Aggregate number of securities to which transaction applies:

             -------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

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         (4) Proposed maximum aggregate value of transaction:

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         (5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount previously paid: ___________________________________________________

(2)  Form, Schedule or Registration Statement No.: _____________________________

(3)  Filing Party: _____________________________________________________________

(4)  Date Filed:   _____________________________________________________________

Synergy Financial Group, Inc.
310 North Avenue East
P.O. Box 130
Cranford, NJ 07016-0130
(908) 272-3838


                                 March 30, 2007


Dear Fellow Stockholder:

On behalf of the Board of Directors and management of Synergy Financial Group, Inc., you are invited to attend our Annual Meeting of Stockholders (the "Meeting") to be held at the Kenilworth Inn, 60 South 31st Street, Kenilworth, New Jersey 07033, on April 24, 2007, at 10:00 AM. The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe the formal business to be transacted at the Meeting.

The business to be conducted at the Annual Meeting consists of the election of three directors and the ratification of the appointment of independent auditors for the year ending December 31, 2007. Synergy's Board of Directors has determined that the matters to be considered at the Meeting are in the best interests of Synergy and its stockholders. Synergy's Board of Directors unanimously recommends a vote "FOR" each matter to be considered, including the election of David H. Gibbons, Jr., Paul T. LaCorte and Albert N. Stender as directors.

Even if you plan to attend the meeting, please sign, date and return the proxy card in the enclosed envelope immediately. This will not prevent you from voting in person at the Meeting, but will assure that your vote is counted if you are unable to attend the Meeting.

IF YOU PLAN TO ATTEND:
Please note that space limitations make it necessary to restrict attendance to stockholders only. Registration will begin at 9:30 AM. Each stockholder may be asked to present valid picture identification, such as a driver's license or passport. Stockholders holding stock in brokerage accounts ("street name" holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic equipment will not be permitted at the Meeting.

                                      Sincerely,

                                      /s/John S. Fiore

                                      John S. Fiore
                                      President and
                                      Chief Executive Officer

--------------------------------------------------------------------------------
                          SYNERGY FINANCIAL GROUP, INC.
                              310 NORTH AVENUE EAST
                           CRANFORD, NEW JERSEY 07016
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 24, 2007
--------------------------------------------------------------------------------

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Synergy Financial Group, Inc. (the "Company") will be held at the Kenilworth Inn, 60 South 31st Street, Kenilworth, New Jersey 07033, on April 24, 2007, at 10:00 AM. The Meeting is for the purpose of considering and acting upon the following matters:

          1.   The election of three directors of Synergy Financial Group, Inc.;
               and

          2. The ratification of the appointment of Crowe Chizek and Company LLC as the Company's independent auditor for the year ending December 31, 2007.

         The transaction of such other business as may properly come before the Meeting, or any adjournments thereof, may also be acted upon. The Board of Directors is not aware of any other business to come before the Meeting.

         The Board of Directors of the Company has determined that the matters to be considered at the Meeting, described in the accompanying Notice of Annual Meeting and Proxy Statement, are in the best interest of the Company and its stockholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote "FOR" each matter to be considered.
                                         ---

         Action may be taken on any one of the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Pursuant to the Company's bylaws, the Board of Directors has fixed the close of business on February 28, 2007 as the record date for determination of the stockholders entitled to vote at the Meeting and any adjournments thereof.

         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. You may revoke your proxy by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. If you are present at the Meeting, you may revoke your proxy and vote in person on each matter brought before the Meeting. However, if you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote in person at the Meeting.

                                              BY ORDER OF THE BOARD OF DIRECTORS


                                              /s/Kevin A. Wenthen

                                              Kevin A. Wenthen
                                              Corporate Secretary
Cranford, New Jersey
March 30, 2007

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IMPORTANT:  PROMPTLY  RETURNING  YOUR  PROXY  CARD  WILL  SAVE THE  COMPANY  THE
ADDITIONAL EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
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

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                                 PROXY STATEMENT
                                       OF
                          SYNERGY FINANCIAL GROUP, INC.
                              310 NORTH AVENUE EAST
                           CRANFORD, NEW JERSEY 07016
--------------------------------------------------------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                 April 24, 2007


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                                     GENERAL
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         This Proxy Statement is furnished in connection  with the  solicitation of proxies by the Board of Directors of Synergy Financial Group, Inc. (the "Company") to be used at the Annual Meeting of Stockholders of the Company which will be held at the Kenilworth Inn, 60 South 31st Street, Kenilworth, New Jersey 07033, on April 24, 2007, at 10:00 AM. (the "Meeting"). The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are being first mailed to stockholders on or about March 30, 2007.

         At the Meeting, stockholders will consider and vote upon: (i) the election of three directors of the Company; and (ii) the ratification of the appointment of Crowe Chizek and Company LLC as the Company's independent auditor for the fiscal year ending December 31, 2007. At the time this Proxy Statement is being mailed, the Board of Directors knows of no additional matters that will be presented for consideration at the Meeting. If any other business may properly come before the Meeting or any adjournment thereof, proxies given to the Board of Directors will be voted by its members in accordance with their best judgment.

         The Company is the parent company of Synergy Bank (the "Bank"). The Company was formed as a corporation under the laws of New Jersey in 2003 at the direction of the Bank to acquire all of the outstanding stock of the Bank issued in connection with the second-step conversion and reorganization of Synergy, MHC, the former mutual holding company parent of Synergy Financial Group, Inc., the former middle-tier stock holding company of the Bank. The second-step conversion and reorganization from the mutual holding company form of organization to a full stock corporation was completed on January 20, 2004.


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                       VOTING AND REVOCABILITY OF PROXIES
--------------------------------------------------------------------------------

         Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary of the Company at the address above or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Meeting. A proxy will not be voted if a stockholder attends the Meeting and votes in person.

         Proxies solicited by the Board of Directors will be voted as specified thereon. If no specification is made, the signed proxies will be voted "FOR" the nominees for director as set forth herein and "FOR" the ratification of the
                                                  ---
appointment of Crowe Chizek and Company LLC as the Company's independent auditor for the fiscal year ending December 31, 2007. The proxy confers discretionary authority on the persons named thereon to vote with respect to the election of any person as a director where the nominee is unable to serve, or for good cause will not serve, and with respect to matters incident to the conduct of the Meeting.

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                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
--------------------------------------------------------------------------------

         Stockholders of record as of the close of business on February 28, 2007 (the "Record Date"), are entitled to one vote for each share of the common stock of the Company, par value $0.10 per share (the "Common Stock"), then held. As of the Record Date, the Company had 11,382,143 shares of Common Stock outstanding and eligible to vote at the Meeting.

         The Certificate of Incorporation of the Company provides that in no event shall any record owner of any Common Stock which is beneficially owned, directly or indirectly, by a person who, as of any record date for the determination of stockholders entitled to vote on any matter, beneficially owns in excess of 10% of the then-outstanding Common Stock (the "Limit"), be entitled, or permitted to any vote in respect of the shares held in excess of the Limit. Furthermore, the Certificate of Incorporation of the Company provides that for a period of five years from the completion of the conversion of Synergy, MHC from mutual to stock form, no person shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of any equity security of the Company, except as provided in the Certificate of Incorporation.

         The presence in person or by proxy of at least a majority of the outstanding Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. With respect to any matter, broker non-votes (i.e., shares for which a broker indicates on the proxy that it does not have discretionary authority as to such shares to vote on such matter) will be considered present for purposes of determining whether a quorum is present.

         As to the election of directors (Proposal I), the proxy provided by the Board of Directors allows a stockholder to vote for the election of the nominees proposed by the Board of Directors, or to withhold authority to vote for the nominees being proposed. Under the Company's bylaws, directors are elected by a plurality of votes cast, without regard to either (i) broker non-votes or (ii) proxies as to which authority to vote for the nominees being proposed is withheld.

         Concerning all other matters that may properly come before the Meeting, including the ratification of the independent auditors (Proposal II) by checking the appropriate box, a stockholder may: (i) vote "FOR" the item; (ii) vote "AGAINST" the item; or (iii) "ABSTAIN" with respect to the item. Unless otherwise required by law, all such matters shall be determined by a majority of votes cast affirmatively or negatively without regard to (i) broker non-votes or
(ii) proxies marked "ABSTAIN" as to that matter.

Voting of Shares by the Synergy Financial Group, Inc. Employee Stock Ownership Plan

         If any of your shares are held in the name of the Synergy Financial Group, Inc. Employee Stock Ownership Plan ("ESOP"), you will receive with this proxy statement a voting instruction form for those shares and a return envelope for that form. You may instruct the ESOP trustees how to vote your shares, and the ESOP trustees will, in turn, certify the totals to the Company for the purpose of having those shares voted.

         Allocated ESOP shares for which no voting instruction ballot is received and unallocated ESOP shares will be voted by the ESOP trustees, subject to their fiduciary duty, as directed by the ESOP Plan Committee. As of the Record Date, there are 739,140 unallocated shares held by the ESOP. Directors Davis, Eliades, Kasper, Putvinski and Spiegel serve as the ESOP trustees. John
S. Fiore, President and Chief Executive Officer, Kevin A. Wenthen, Senior Vice President and Chief Administrative Officer and Janice L. Ritz, a Vice President of the Bank, serve as the ESOP Plan Committee members. Prior to the

Meeting, the ESOP Plan Committee will make its determination on the matters to be voted on in accordance with the committee's fiduciary duty. It is anticipated that, subject to its fiduciary duty, the ESOP Plan Committee will vote the unallocated shares and shares for which no direction is received in favor of all of the Company's proposals.

Voting of Shares by the Synergy Financial Group, Inc. 401(k) Plan

         If any of your shares are held in the name of the Synergy Financial Group, Inc. 401(k) Plan ("401(k) Plan"), you will receive with this proxy statement a voting instruction form for those shares and a return envelope for that form. You may instruct the 401(k) Plan trustee how to vote your shares, and the 401(k) Plan trustee will, in turn, certify the totals to the Company for the purpose of having those shares voted.

         401(k) Plan shares for which no voting instruction ballot is received will be voted by the 401(k) Plan trustee as directed by the 401(k) Plan Administrator, subject to the trustee's fiduciary duty as trustee. An independent financial institution serves as trustee. The Company's Board of Directors acts as the 401(k) Plan Administrator. Prior to the Meeting, the Board, acting as the 401(k) Plan Administrator, will make its determination on the matters to be voted on in accordance with its fiduciary duty as the 401(k) Plan Administrator. It is anticipated that the Board, subject to its fiduciary duty as the 401(k) Plan Administrator, will vote the 401(k) Plan shares for which no direction is received in favor of all of the Company's proposals.

Security Ownership of Certain Beneficial Owners

         Persons and groups owning 5% or more of the outstanding Common Stock are required to file reports regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended. The following table sets forth, as of the Record Date, the ownership of persons and groups owning in excess of 5%, the ownership of the Company's Employee Stock Ownership Plan and the ownership of all executive officers and directors of the Company as a group. Other than as set forth in the following table, management knows of no person or group that owns 5% or more of the outstanding Common Stock at the Record Date.

                                                                         Percent of Shares
                                                Amount and Nature of         of Common
Name and Address of Beneficial Owner            Beneficial Ownership     Stock Outstanding
------------------------------------            --------------------     -----------------
Synergy Financial Group, Inc. Employee Stock
   Ownership Plan Trust (the "ESOP")                  966,392 (1)              8.5%
310 North Avenue East
Cranford, New Jersey 07016

Financial Edge Fund, L.P.
20 East Jefferson Avenue, Suite 22                  1,079,015 (2)              9.5%
Naperville, Illinois 60540

All directors and executive officers of the
   Company as a group (12 persons)                  1,317,520 (3)             10.5%

---------------------------------------
(1) These shares are held in a suspense account and are allocated among participants annually on the basis of compensation as the ESOP debt is repaid. Directors Davis, Eliades, Kasper, Putvinski and Spiegel serve as members of the ESOP Trustee Committee and John S. Fiore, President and Chief Executive Officer, Kevin A. Wenthen, Senior Vice President and Janice
     L. Ritz, a Vice President of the Bank, serve as members of the ESOP Plan Committee. Shares which have not yet been allocated, and allocated shares for which no voting direction has been received from ESOP participants in a timely manner, are voted by the ESOP Trustee Committee as directed by the ESOP Plan Committee. Previously allocated shares for which voting direction has been received from ESOP participants and beneficiaries are voted by the ESOP Trustee Committee in accordance with such participant directions. As of February 28, 2007, the Record Date, 739,140 shares have not yet been allocated from the suspense account.
(2) As reported in an amended Schedule 13D filed by the beneficial owners with the Securities and Exchange Commission on April 20, 2006. The natural persons who control the Common Stock held by Financial Edge Fund, L.P. are John Palmer and Richard Lashley.
(3) Includes shares of Common Stock held directly as well as by spouses or minor children, in trust and other indirect ownership. Excludes shares held by the ESOP (other than shares allocated to executive officers of the Company) over which certain directors, as ESOP Trustee Committee members, exercise shared voting power. Also excludes unvested shares held by the Synergy Financial Group, Inc. 2003 Restricted Stock Plan (the "2003 Restricted Stock Plan") and the Synergy Financial Group, Inc. 2004 Restricted Stock Plan (the "2004 Restricted Stock Plan") over which certain non-employee directors, as RSP Trustees, exercise shared voting power.


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                       PROPOSAL I - ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

         The Company's Certificate of Incorporation requires that the Board of Directors be divided into three classes, as nearly equal in number as possible, each class to serve for a three-year period, with approximately one-third of the directors elected each year. The Board of Directors currently consists of eight members. Three directors will be elected at the Meeting, to serve for a three-year term and until their successors have been elected and qualified.

         David H. Gibbons, Jr., Paul T. LaCorte and Albert N. Stender have been nominated by the Board of Directors to serve as directors. Each nominee is currently a member of the Board of Directors. It is intended that proxies solicited by the Board of Directors will, unless otherwise specified, be voted for the election of the named nominees. If any of the nominees is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the size of the Board may be reduced to eliminate the vacancy. At this time, the Board of Directors knows of no reason why any of the nominees might be unavailable to serve.

         The following table sets forth the names, ages, terms of, length of board service and the number and percentage of shares of Common Stock beneficially owned by the directors and executive officers of the Company.

                                                                                      Shares of
                                     Age at          Year First       Current       Common Stock         Percent
                                  December 31,       Elected or       Term to       Beneficially           of
Name                                  2006          Appointed (1)     Expire          Owned (2)           Class
----                                  ----          -------------     ------          ---------           -----
                    BOARD NOMINEES FOR TERM TO EXPIRE IN 2010
David H. Gibbons, Jr.                  36               2001           2007           83,853(3)(4)(5)        *
Paul T. LaCorte                        54               2001           2007           64,939(3)(4)(6)        *
Albert N. Stender                      61               1999           2007           44,157(3)(4)           *
                         DIRECTORS CONTINUING IN OFFICE
Nancy A. Davis                         67               1977           2009           74,414(3)              *
Daniel M. Eliades                      40               2006           2009            1,008(3)              *
Kenneth S. Kasper                      52               1993           2008           80,999(3)(4)(7)        *
George Putvinski                       58               1993           2008           73,215(3)(4)(8)        *
Daniel P. Spiegel                      43               2006           2009           15,605(3)              *
Executive Officers of the Company
John S. Fiore                          49                N/A            N/A          392,115(9)            3.3%
Kevin M. McCloskey                     48                N/A            N/A          306,676(10)(11)       2.6%
Kevin A. Wenthen                       52                N/A            N/A          158,269(10)           1.3%
A. Richard Abrahamian                  47                N/A            N/A           22,270(12)             *

---------------------------------------
*    Less than 1.0%
(1) Refers to the year the individual first became a director of the Bank. All directors of the Bank in March 2001 became directors of the Company at that time.
(2) Beneficial ownership as of the Record Date. For Messrs. Fiore, McCloskey, Wenthen and Abrahamian, includes shares allocated to individual accounts under both the ESOP and the Synergy Financial Group, Inc. 401(k) Savings Plan. An individual is considered to beneficially own shares if he or she directly or indirectly has or shares (1) voting power, which includes the power to vote, or to direct the voting of, the shares; or (2) investment power, which includes the power to dispose, or direct the disposition of, the shares.
(3) Excludes 966,392 shares held under the ESOP over which such individual, as an ESOP Trustee Committee member, exercises voting power. Also excludes an aggregate total of 228,774 unvested shares held by the 2003 Restricted Stock Plan and the 2004 Restricted Stock Plan over which such individual, as an RSP trustee, exercises voting power.
(4) Includes 29,060 shares which may be acquired pursuant to the exercise of options.
(5) Includes 2,457 shares owned by Mr. Gibbon's wife, which Mr. Gibbons may be deemed to beneficially own. (6) Includes 500 shares owned by Hamilton Holding Company, which Mr. LaCorte may be deemed to beneficially own. (7) Includes 31,537 shares owned by Mr. Kasper's wife, which Mr. Kasper may be deemed to beneficially own. (8) Includes 14,892 shares owned by Mr. Putvinski's wife, which Mr. Putvinski may be deemed to beneficially own.
     (9) Includes 154,595 shares which may be acquired pursuant to the exercise of options. Also includes 26,061 shares owned by Mr.
     Fiore's wife, which Mr. Fiore may be deemed to beneficially own.
(10) Includes 84,848 shares which may be acquired pursuant to the exercise of options.
(11) Includes 18,615 shares held by the Kevin McCloskey Family, LLC for which Mr. McCloskey maintains voting control but maintains less than 5% ownership.
(12) Includes 12,000 shares which may be acquired pursuant to the exercise of options.

Biographical Information

         Directors and Executive Officers of the Company. Set forth below is the business experience for the past five years of each of the directors and executive officers of the Company.

         David H. Gibbons, Jr. was elected Chairman of the Board of Directors of the Company and the Bank in 2005. He has been a director of both organizations since 2001. Mr. Gibbons is a commercial real estate executive who is employed as Senior Vice President of Seagis Property Group, LP. He is also a director of Gibbons Realty Group, Inc. and David O. Evans, Inc., a construction and property management company. Active in the community, Mr. Gibbons serves as a Director of the Union County Alliance and is a Past Chairman of the Board of Directors of Elizabeth Development Co. and the YMCA of Eastern Union County, where he continues to serve as a Director. He also serves as a Trustee for the National Association of Office and Industrial Properties, a commercial real estate trade and lobbying organization.

         Paul T. LaCorte has served on the Board of Directors of the Company and the Bank since 2001. Mr. LaCorte is an executive officer and partner with Hamilton Holding Company, V & F, Inc. and Ditullio and LaCorte Associates, LLC, all of which are real estate holding companies. He is a member and former Chairman of the Union County Economic Development Corporation, a former Chairman of the Cranford Downtown Management Corporation, a member and former President of the Cranford Chamber of Commerce and current Chairman of the Cranford District Management Corporation.

         Albert N. Stender has served on the Board of Directors of the Company since its formation in 2001, and the Bank since 1999. Mr. Stender is a self-employed attorney, who was formerly a partner with the law firm of Stender & Hernandez and Cranford municipal attorney. He is the managing member of URANUT, LLC, a real estate investment company. Mr. Stender is also Corporate Secretary and a Director of the Cranford Chamber of Commerce, and served as Prosecutor for several municipalities in Union County.

         Nancy A. Davis has served on the Board of Directors of the Company since its formation in 2001, and the Bank since 1977. Ms. Davis retired from Schering-Plough Corporation in 2002. She was employed by that company since 1965, most recently as a Senior Legal Assistant.

         Daniel M. Eliades has served on the Board of Directors of the Company and the Bank since 2006. Mr. Eliades is a founding member of Forman Holt & Eliades, LLC, a law firm with offices in New Jersey, New York and Pennsylvania. He is a member of the Bars of the State of New Jersey and the Commonwealth of Pennsylvania. Mr. Eliades is also a member of the Bars of the United States District Court for the District of New Jersey and the United States Court of Appeals, Third Circuit. He is a member of the American Bar Association, New Jersey Bar Association and the Essex County Bar Association. Mr. Eliades is also a member of the Commercial Law League of America and the International Franchise Association.

         Kenneth S. Kasper has served on the Board of Directors of the Company since its formation in 2001. He served as Chairman of the Company from 2001 until April 2005. He has been a director of the Bank since 1993, and served as Chairman of the Board of Directors of the Bank from 1998 to April 2005. Mr. Kasper is the Senior Director, Global Environmental, Health, Safety and Transportation Audits, for Schering-Plough Corporation, a pharmaceutical research and manufacturing company. He has worked for Schering-Plough since 1988. Mr. Kasper is also actively involved in civic activities, serving as Chairman of the Chester Borough Board of Adjustment and as a member of the Examination Committee of the Board of Environmental Health & Safety Auditor Certifications ("BEAC").

         George Putvinski has served on the Board of Directors of the Company since its formation in 2001, and the Bank since 1993. Mr. Putvinski is employed as the Director of Global Planning and Reporting for Schering-Plough Corporation. He has been employed by Schering-Plough Corporation since 1979.

         Daniel P. Spiegel has served on the Board of Directors of the Company and the Bank since 2006. Mr. Spiegel is the Chief Financial Officer of Atlantic Home Loans, Inc., a privately held mortgage banking company that originates residential mortgage loans in New Jersey, Pennsylvania, New York, Connecticut, Virginia, Florida and California. Mr. Spiegel is actively involved in local civic affairs and community activities; he was appointed to the Metuchen Zoning Board of Adjustment in 1989, and has served continuously for 17 years, including three years as Vice Chairman.

         John S. Fiore has been the President and Chief Executive Officer of the Company since its formation in 2001 and has served as President and Chief Executive Officer of the Bank since 1995. He also serves as a member of the Bank's Board of Directors. He has been employed by the Bank since 1989. Prior to that, he was employed as a Vice President of Horizon Bancorp, which was later acquired by Chemical Bank. Mr. Fiore also serves as President and Chief Executive Officer of Synergy Financial Services, Inc., a wholly-owned subsidiary of the Company.

         Kevin M. McCloskey has served as Senior Vice President and Chief Operating Officer since 2000. Prior to that time, Mr. McCloskey was the Vice President and Chief Operating Officer for Lakeview Bank. Mr. McCloskey is the Chairman of the Board of Directors and President of the YMCA of Eastern Union County and is a Trustee of the Trinitas Health Foundation.

         Kevin A. Wenthen has served as Senior Vice President and Chief Administrative Officer since 1996 and as Secretary since 2002. Prior to joining Synergy, Mr. Wenthen was the President and Chief Executive Officer of KAW Marketing, Inc. and, prior to that, Vice President of Planning for Chemical Bank. He began his banking career at Hudson City Savings Bank, where he worked until joining Horizon Bancorp, which was later acquired by Chemical Bank.

         A. Richard Abrahamian was appointed Senior Vice President and Chief Financial Officer in 2005. He was formerly a Senior Vice President with PNC Bank, responsible for evaluating opportunities for expansion and performance enhancement within the bank's retail banking network. Prior to that, he was Senior Vice President and Chief Accounting Officer at UnitedTrust Bank and Vice President and Controller at its parent company, United National Bancorp, from August, 1992 until their acquisition by PNC Bank in January, 2004.

Meetings and Committees of the Board of Directors

         The Board of Directors conducts its business through meetings of the Board and through activities of its committees. During the year ended December 31, 2006, the Board of Directors met 13 times, including regularly scheduled meetings and special meetings. No director attended fewer than 75% of the total meetings of the Board of Directors and committees on which he or she served during the year ended December 31, 2006. The Board maintains an Audit Committee, as well as an Executive Committee, a Compensation Committee, a Budget and Asset/Liability Management Committee and a Nominating and Corporate Governance Committee.

         The Executive Committee currently consists of Directors Gibbons (Chair), Davis, Kasper, Putvinski and Stender. Mr. Fiore participates in this committee as a representative of management. This committee serves as an interim decision-making body to address matters that arise between regularly-scheduled meetings of the full Board. This committee also makes recommendations to the Board of Directors on corporate governance matters and exercises supervision of major agenda items for, and periodic reports presented at, full Board meetings. This committee met two times during the year ended December 31, 2006.

         The Compensation Committee currently consists of Directors Gibbons (Chair), Kasper, LaCorte, Spiegel and Stender. The responsibilities of this committee include appraisal of the chief executive officer's performance, administration of management incentive compensation plans and review of the directors' compensation. During the year ended December 31, 2006, this committee met six times.

         The Budget and Asset/Liability Management Committee currently consists of Directors Putvinski (Chair), Eliades and Gibbons. The committee meets quarterly with management to review current investments: average lives, durations and re-pricing frequencies of loans and securities; loan and deposit pricing and production volumes and alternative funding sources; interest rate risk analysis; liquidity and borrowing needs; and, a variety of other assets and liability management topics. The management session of the committee is held monthly with President Fiore presiding and senior management in attendance. The results of the quarterly and monthly meetings of the committee are reported to the full Board at its regular meetings. In addition, the committee generally meets during the fourth quarter each year, with the goal of developing an annual business and operating plan for presentation to the full Board. During the year ended December 31, 2006, this committee met five times.

         The Audit Committee currently consists of Directors Stender (Chair), Davis, Eliades, Kasper, LaCorte, Putvinski and Spiegel. All members of the Audit Committee are independent under the rules of the NASDAQ stock market. The Board of Directors has determined that Mr. Putvinski and Mr. Spiegel are Audit Committee Financial Experts within the meaning of the regulations of the Securities and Exchange Commission. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached to this Proxy Statement as Appendix A. The Audit Committee typically meets every other month with the internal auditor and periodically as needed with the external auditors. Its main responsibilities include oversight of the internal and external auditors and monitoring of management and staff compliance with the Board's audit policies, as well as applicable laws and regulations. During the year ended December 31, 2006, this committee met eight times.

        Report of the Audit Committee. For the year ended December 31, 2006, the Audit Committee: (i) reviewed and discussed the Company's audited financial statements with management; (ii) discussed with the Company's independent auditor, Crowe Chizek and Company LLC, all matters required to be discussed under Statement on Auditing Standards No. 61; and (iii) received from Crowe Chizek and Company LLC disclosures regarding Crowe Chizek and Company LLC's independence as required by Independence Standards Board Standard No. 1 and discussed with Crowe Chizek and Company LLC its independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2006.

         Audit Committee:
              Albert N. Stender (Chair)
              Nancy A. Davis
              Daniel M. Eliades
              Kenneth S. Kasper
              Paul T. LaCorte
              George Putvinski
              Daniel P. Spiegel

Principal Accounting Fees and Services

         Effective July 30, 2002, the Securities and Exchange Act of 1934 was amended by the Sarbanes-Oxley Act of 2002 to require all auditing services and non-audit services provided by an issuer's independent auditor to be pre-approved by the issuer's audit committee. The Company's Audit Committee has adopted a policy of approving all audit and non-audit services prior to the service being rendered. All of the services listed below for 2005 and 2006 were approved by the Audit Committee prior to the service being rendered.

         Audit Fees. The aggregate fees billed by Crowe Chizek and Company LLC for professional services rendered for the audit of the Company's annual consolidated financial statements and for the review of the consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q for the fiscal year ended December 31, 2006 were $156,650. The aggregate fees billed by Grant Thornton LLP for professional services rendered for the audit of the Company's annual consolidated financial statements and for the review of the consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q for the fiscal year ended December 31, 2005 were $202,600.

         Audit Related Fees. The aggregate fees billed by Crowe Chizek and Company LLC for assurance and related services associated with the audit of the annual financial statements and the review of the quarterly financial statements for the year ended December 31, 2006 were $0. The aggregate fees billed by Grant Thornton LLP for assurance and related services associated with the audit of the annual financial statements and the review of the quarterly financial statements for the year ended December 31, 2005 were $3,500. The services were in connection with a Form S-8 registration statement filed by the Company related to the 2004 Stock Option Plan during fiscal year 2005.

         Tax Fees. Crowe Chizek and Company LLC did not provide any tax preparation services for the year ended December 31, 2006. Grant Thornton LLP did not provide any tax preparation services for the year ended December 31, 2005.

         All Other Fees. The aggregate fees billed by Crowe Chizek and Company LLC for professional services rendered for services or products other than those listed under the captions "Audit Fees," "Audit-Related Fees," and "Tax Fees" for the year ended December 31, 2006 were $0. The aggregate fees billed by Grant Thornton LLP for professional services rendered for services or products other than those listed under the captions "Audit Fees," "Audit-Related Fees," and "Tax Fees" for the year ended December 31, 2005 were $0.

Director Nomination Process

         The Nominating and Corporate Governance Committee currently consists of Directors Davis (Chair), Kasper and Putvinski. The Nominating and Corporate Governance Committee met two times during the year ended December 31, 2006. As defined by NASDAQ, each member of the Committee is an independent director. The Committee operates under a charter, a copy of which is attached to this Proxy Statement as Appendix B.

         The Committee's process for identifying and evaluating nominees is to conduct a performance evaluation of directors whose terms are expiring, determine whether such person's performance as a director warrants re-nomination and weigh the qualifications of any candidates who have been recommended to the Committee vis-a-vis each director whose term is expiring. The Committee may solicit new candidate recommendations from directors and officers. A stockholder who wishes to submit a candidate recommendation to the Committee should do so in writing, addressed to the Committee at the Company's executive offices. The timeframe for the Committee's annual review and selection of candidates to present to the Board for approval is set forth in the Committee's charter, as are the guidelines the Committee is directed to observe in its selection and evaluation of nominees, and the Board believes it is appropriate for stockholders interested in submitting names to the Committee for consideration to do so within the parameters of the charter rather than a separate policy specifically regarding the consideration of director candidates recommended to the Committee by stockholders.

         The specific qualities, skills and qualifications that the Committee believes potential directors should possess include: leadership; reputation for integrity and hard work; ability to exercise independent judgment; and the willingness to disclose obligations and potential conflicts of interest. The Committee believes nominees should have a suitable educational background and it considers the extent to which the individual would bring relevant skills or experiences that are otherwise absent from the Board and the individual's level of commitment, including his or her available time, energy, and interest. The bylaws of the Company provide that each director of the Company must, at all times, reside within the State of New Jersey in a county where the Bank maintains a branch office. The residency requirement of the bylaws does not apply to any director who was a member of the Board of Directors of the Company's predecessor holding company as of December 31, 2001. The Committee believes that any new nominees for director of the Company should possess familiarity with the market area in which the Company and the Bank operate, which familiarity is best gained through length of service as a director of the Company (or the Bank or their predecessors) or via market area residency.

Stockholder Communications

         The Board of Directors does not have a formal process for stockholders to send communications to the Board. In view of the infrequency of stockholder communications to the Board of Directors, the Board does not believe that a formal process is necessary. Written communications received by the Company from stockholders are shared with the full Board no later than the next regularly scheduled Board meeting. The Board encourages, but does not require, directors to attend the Annual Meeting of Stockholders.

--------------------------------------------------------------------------------
                   DIRECTOR AND EXECUTIVE OFFICER COMPENSATION
--------------------------------------------------------------------------------

Directors' Compensation

         As of December 31, 2006, each director is paid an annual retainer of $10,000 in monthly installments of approximately $833, a fee of $1,500 per Board meeting and a fee of $500 per committee meeting for each such meeting attended. The Chairman receives an additional annual fee of $5,000. The total compensation paid to the directors for the year ended December 31, 2006 was approximately $299,300.

         Set forth below is a table providing information concerning the compensation of the directors of the Company for 2006.

                                                                               Change in
                                                                                Pension
                                                                               Value and
                                 Fees                                        Nonqualified
                                Earned                        Non-Equity       Deferred
                                or Paid   Stock    Option   Incentive Plan   Compensation     All Other
 Name                           in Cash  Awards    Awards    Compensation      Earnings   Compensation (1)   Total
 ----                           -------  ------    ------    ------------      --------   ----------------   -----
Nancy A. Davis (2)           $  31,600  $ 30,260   $ 24,368      $   -          $   -         $ 5,294     $ 91,522
Magdalena M. De Perez (2)(3)    32,400    30,260     24,368          -              -           4,688       91,716
Daniel M. Eliades               20,800         -          -          -              -               -       20,800
David H. Gibbons, Jr. (2)       34,900    30,260     24,368          -              -           4,388       93,916
Kenneth S. Kasper (2)           32,700    30,260     24,368          -              -           4,563       91,891
Paul T. LaCorte (2)             30,800    30,260     24,368          -              -           4,605       90,033
George Putvinski (2)            31,300    30,260     24,368          -              -           4,715       90,643
W. Phillip Scott (2)(4)         30,200    30,260     24,368          -              -           4,632       89,460
Daniel P. Spiegel               22,400         -          -          -              -               -       22,400
Albert N. Stender (2)           32,200    30,260     24,368          -              -           4,862       91,690

---------------------------------------
(1) Includes life insurance premiums paid and accrued dividends on unvested stock awards.
(2) The individual held 8,966 vested and 9,498 unvested stock awards, as well as 24,433 vested and 25,090 unvested option awards on December 31, 2006.
(3) Ms. De Perez served as a director of the Company during 2006 and resigned from the Board in February 2007. Ms. De Perez, who is a vice president for Wachovia Securities, LLC, resigned at the request of her employer, which discourages employees from serving as directors of publicly-traded companies. Ms. De Perez continues to serve as a director of Synergy Bank.
(4) Mr. Scott served as a director of the Company for only a portion of 2006. His term as a director expired at the 2006 Annual Meeting of Stockholders. Mr. Scott continues to serve as a director of Synergy Bank.

Directors Change in Control Severance Plan

         In the event of a future Change in Control of the Company and the termination of service of a director, he or she would receive a severance benefit equal to $2,000 per month for a period of months, as follows:

                                              Maximum Number
         Years of Service                   of Monthly Payments
         ----------------                   -------------------
         Less than 2                                 0
         More than 2 but less than 5                48
         5 or more                                  60

Compensation Discussion and Analysis

        Under the supervision of the Board of Directors and the Compensation Committee, the Company has developed and implemented compensation policies, plans and programs that seek to enhance the profitability of the Company, and thus stockholder value, by closely aligning the financial interests of the Company's employees, including its chief executive officer ("CEO") and other senior management, with the interests of its stockholders.

        Compensation Philosophy and Strategy. The executive compensation program of the Company is designed to:

     1. Support a pay-for-performance policy that differentiates compensation based on corporate and individual performance;

     2. Motivate employees to assume increased responsibility and reward them for their achievement;

     3. Provide compensation opportunities that are comparable to those offered by other leading companies, allowing the Company to compete for and retain top quality, dedicated executives who are critical to the Company's long-term success; and

     4. Align the interests of executives with the long-term interests of stockholders through award opportunities that can result in ownership of the Common Stock.

         Our objective is to attract executive talent and motivate and retain executive officers by offering a balanced mix of compensation that incorporates the following key components: an annual base salary; a potential annual cash bonus; long-term awards consisting of stock options and restricted stock awards, which are intended to retain executive officers and align their compensation with our shareholders' interests; and certain other benefits that are typically offered to executives in comparable corporations. The Company reviews survey information in order to analyze the market competitiveness of its compensation programs and the Compensation Committee is advised periodically by independent compensation consultants.

         We do not target any specific relationship between an executive officer's cash and non-cash compensation, but executives have the potential to earn a substantial portion of their total compensation from equity compensation. Our executive compensation program focuses our executive officers on enhancing shareholder value through their successful long-term strategic management. In addition to our cash bonus program, we do this by providing executive officers with ownership interests in our Company in the form of restricted stock and stock options. Since the ultimate value of the stock made available through these awards depends on our Company's success, restricted stock and stock options provide executive officers continuing incentives to increase stockholder value after the award is granted.

         Restricted stock provides compensation to the executive if the Company's stock maintains its value, and increased compensation if the value of the Company's stock increases. By contrast, an executive obtains compensation from stock options only if the value of the Company's stock increases from the date of grant. We believe this mix of equity compensation awards helps us achieve an appropriate balance between short- and long-term performance and value objectives. Equity compensation awards are also structured to retain executive officers. Restricted stock and stock options awards vest in one-fifth increments over five years after grant, thus encouraging executive officer longevity.

         Our stockholders have approved both our restricted stock and our stock option plans.

         Each executive officer's total compensation package further includes benefits under the Company's broad-based 401(k) Savings Plan and Employee Stock Ownership Plan ("ESOP"), a Retirement Benefits Equalization Plan ("BEP"), supplemental executive retirement plans and change-in-control agreements. These benefits foster the retention and stability of our executive management team. The BEP is designed to provide executive officers with benefits to which they would otherwise be entitled under the broad-based retirement plan programs, but which are limited under the terms of that plan by legislative and regulatory restrictions. Supplemental executive retirement plans exist to provide executive officers additional financial incentives in the form of deferred compensation and to encourage continued service to the Company via a vesting period.

         In addition to these programs, the Company provides change-in-control severance benefits and protections under separate agreements into which it has entered with executive and certain other officers. These change-in-control agreements require a "double trigger," meaning executive officers are not eligible to receive any payments under the agreements unless there is both a change-in-control and, within two years for Mr. Fiore and one year for all other executive officers, a termination of the executive officer's employment by the Company actually or constructively occurs in connection with that change-in-control.

         We do not have written employment agreements with executive officers other than Mr. Fiore. When reviewing the performance of executive officers other than Mr. Fiore, the Compensation Committee considers his views of their performance with respect to the base salary component of compensation. Mr. Fiore may be invited to attend meetings of the Compensation Committee, but is not a regular participant.

         Base Salary. Annual base salaries for all executive officers are generally set at competitive levels. The salary ranges for each position are determined by evaluating the responsibilities and accountabilities of the position and comparing it with other executive officer positions in the marketplace on an annual basis. The Company typically reviews and adjusts the base salary of each executive officer, including the president and chief executive officer, annually to take into account the Company's and the individual's performance, as well as any changes in the executive officer's responsibilities during the most recent year. We also consider the financial results of the business line or area over which the executive officer has responsibility and his leadership and contribution to our Company's performance. The Compensation Committee obtains independent information on executive compensation at other financial institutions from executive compensation consulting firms.

         Bonus. We provide our executive officers cash incentives to recognize and reward the achievement of Company performance goals. No bonus is guaranteed but, if earned, executive officers can receive bonuses under this plan ranging from 0% to 100% or more of their base salaries. Goals for return on average equity, net income growth and average asset growth are established on an annual basis with the assistance of a compensation consultant, who accumulates and presents average same-category performance results for a peer group of similar size institutions.

         Supplemental Retirement Benefits. The Company maintains a supplemental retirement program for the benefit of John Fiore, President and CEO. This supplemental retirement program provides for a target retirement benefit upon retirement at age 60 of seventy percent (70%) of the projected final base salary in effect at such time. The amount of such retirement supplement is offset by 50% of the Social Security payment to be received and the value of the other Company-sponsored retirement benefits that the executive accrues a benefit under. (See the Pension Table and the Nonqualified Deferred Compensation Table for additional details on these Company plans). The greater the accrued benefits under the other Company sponsored retirement plans (both tax qualified and the nonqualified plans) the lower the value of this supplemental retirement plan. The Company also sponsors a supplemental retirement plan for the benefit of its senior officers (the named executive officers included in the Summary Compensation Table other than Mr. Fiore), a Benefits Equalization Plan benefiting the named executive officers, and the Employee Stock Ownership Plan and the 401(k) Plan (each open to participation by all employees generally).

Compensation Committee Report

         The Compensation Committee reviewed the Compensation Discussion & Analysis (CD&A) that appears above and discussed the CD&A with management while this Proxy Statement was being prepared. The Compensation Committee approved the CD&A and gave its recommendation to the full Board of Directors to include the CD&A in the Proxy Statement.

         Compensation Committee:
              David H. Gibbons, Jr. (Chair)
              Kenneth S. Kasper
              Paul T. LaCorte
              Daniel P. Spiegel
              Albert N. Stender

Executive Compensation

         Summary Compensation Table. The following table sets forth the cash and non-cash compensation awarded to or earned during the last fiscal year by our principal executive officer, principal financial officer and each other executive officer whose total compensation (excluding compensation attributable to changes in pension value and nonqualified deferred compensation earnings) during the fiscal year ended December 31, 2006, exceeded $100,000 for services rendered in all capacities to Synergy Financial Group, Inc. and Synergy Bank.

                                                                                             Change in
                                                                                              Pension
                                                                                             Value and
                                                                                           Nonqualified
                                                                              Non-Equity     Deferred
                                                       Stock       Option   Incentive Plan Compensation      All Other
Name and Principal Position    Salary      Bonus    Awards (1)   Awards (1)  Compensation  Earnings (2)  Compensation (3)    Total
---------------------------    ------      -----    ----------   ----------  ------------  ------------  ----------------    -----
John S. Fiore                 $370,000   $129,500   $  201,549   $ 161,931      $   -        $ 67,270      $  138,596     $1,068,846
  President and
  Chief Executive Officer

Kevin M. McCloskey            $190,000   $ 66,500   $   77,386   $  65,231      $   -        $  1,243      $   93,772     $  493,832
  Senior Vice President and
  Chief Operating Officer

Kevin A. Wenthen              $165,000   $ 57,750   $   77,386   $  65,231      $   -        $  1,157      $   86,437     $  452,961
  Senior Vice President and
  Chief Administrative Officer

A. Richard Abrahamian         $148,000   $ 51,800   $   61,950   $  40,800      $   -        $    129      $   34,062     $  336,741
  Senior Vice President and
  Chief Financial Officer

--------------
(1) Stock awards and stock options computed using fair market value at the grant date under SFAS 123(R). See Note H. of the Company's Annual Report on Form 10-K for additional discussion on SFAS 123 (R) valuation methodology.
(2) Consists of increase in actuarial present value of benefits under SERP and accrued interest earnings on the SERP for senior officers in excess of 120% of the Applicable Federal Rate ("AFR"), or 7.2%.
(3) The components of all other compensation follow. BEP information is as of December 31, 2005, the latest date for which information is available.


                                                       ESOP Allocations                   Accrued                        BEP
                         401(k)                        ----------------                  Dividends                  Contributions
Named                   Matching   Life Insurance  Number       Value at        Car     on Unvested      SERP       -------------
Executive Officer     Contribution  Premiums Paid of Shares $12.53 per share Allowance Stock Awards  Contributions 401(k)    ESOP
-----------------     ------------  ------------- --------- ---------------- --------- ------------  ------------- ------    ----
John S. Fiore           $ 7,500        $1,001       4,562      $ 57,167       $2,664    $ 28,662        $     -    $8,532   $33,000
Kevin M. McCloskey        7,500           512       3,824        47,917        7,353      11,175         19,000        15         -
Kevin A. Wenthen          7,500           593       3,379        42,345        7,735      11,175         16,500       589         -
A. Richard Abrahamian     1,708           371         -               -        8,383       8,800         14,800         -         -

         Employment Agreements. The Bank has entered into an employment agreement with Mr. Fiore. Mr. Fiore's base salary under the employment agreement for the year ended December 31, 2006 was $370,000. Mr. Fiore's employment agreement has a term of three years and may be terminated by the Bank for "cause" as defined in the agreement. If the Bank terminates Mr. Fiore's employment without just cause, or fails to renew the term of the agreement, upon the termination of Mr. Fiore for reasons other than disability, retirement or death, he will be entitled to his base salary for 36 months and the highest rate of bonus awarded during the prior three years. The employment agreement contains a provision stating that after Mr. Fiore's employment is terminated in connection with any change in control, he will be paid a sum equal to approximately three times the average annual taxable compensation paid by the Bank during the preceding five calendar year period as reported on IRS Form W-2, Box 1 and IRS Form 1099. If payment had been made under the agreement as of December 31, 2006, the payment to Mr. Fiore would have equaled approximately $1,969,830. In addition, Mr. Fiore shall be entitled to continuing health care coverage upon Mr. Fiore's retirement from the Bank at anytime after Mr. Fiore's attainment of age fifty-five (55) for the remainder of Mr. Fiore's life. Prior to attainment of age sixty-five (65), Mr. Fiore's coverage shall be in substantially the same amount as provided to Mr. Fiore prior to Mr. Fiore's retirement. After attainment of age sixty-five (65), the Bank shall provide a Medicare supplement to Mr. Fiore. Upon the occurrence of a termination without cause, the Bank will cause to be continued, at the expense of the Bank, life, medical, dental, retiree health and disability coverage substantially identical to the coverage maintained by the Bank for Mr. Fiore prior to his termination for a period of thirty-six (36) months thereafter. In addition, the Bank shall continue all other perquisites to Mr. Fiore. Such coverage and benefits shall continue from the date of termination and for a period of thirty-six (36) months thereafter. The Bank shall also provide executive outplacement services to Mr. Fiore for a period of one (1) year. Should Mr. Fiore voluntarily decide to voluntarily terminate his employment for any reason with no less than 120 days notice, Mr. Fiore shall continue to receive the base salary payable, the automobile allowance payable and shall be entitled to a pro-rata share of any bonus payable for 120 days. In addition, Mr. Fiore shall be entitled to the insurance and employee benefits payable for such 120 day period. In the event that the Bank fails to renew the term of the Agreement, and upon the subsequent voluntary termination of Mr. Fiore's full-time employment by Mr. Fiore, at a minimum the Bank shall pay to Mr. Fiore not less than a lump sum equal to the base salary for a period of one (1) year.

         If Mr. Fiore is disabled, he will receive a weekly payment equal to one hundred percent (100%) of his weekly rate of base salary, on the effective date of such termination. These disability payments shall commence on the effective date of Mr. Fiore's termination and will end on the earlier of: (i) the date Mr. Fiore returns to the full-time employment of the Bank in the same capacity as he was employed prior to his termination for disability; (ii) Mr. Fiore's full-time employment by another employer; (iii) Mr. Fiore's death; or (iv) the expiration of the term of Mr. Fiore's disability insurance policy at age sixty-five (65) as currently provided by the Bank.

         Outstanding Equity Awards at Fiscal Year End. The following table sets forth information concerning the options and restricted stock held by certain officers of the Company as of the end of 2006.

                                                Option Awards                              Stock Awards
                           -----------------------------------------------------  -------------------------------
                                      Number of                                      Number of      Market Value
                                Securities Underlying                                Shares or      of Shares or
                                 Unexercised Options        Option      Option    Units of Stock   Units of Stock
                           ----------------------------    Exercise   Expiration     That Have        That Have
Name                       Exercisable    Unexercisable      Price       Date       Not Vested       Not Vested
----                       -----------    -------------      -----       ----       ----------       ----------
John S. Fiore
  2003 Plan (1)               53,689          61,099       $  5.59      4/22/13        21,014         $ 346,311
  2004 Plan (2)               70,358         105,539         10.15      8/31/14        42,217           695,736
Kevin M. McCloskey
  2003 Plan (1)               44,676          29,786       $  5.59      4/22/13         9,532         $ 157,087
  2004 Plan (2)               25,280          37,920         10.15      8/31/14        15,000           247,200
Kevin A. Wenthen
  2003 Plan (1)               44,676          29,786       $  5.59      4/22/13         9,532         $ 157,087
  2004 Plan (2)               25,280          37,920         10.15      8/31/14        15,000           247,200
A. Richard Abrahamian (3)     12,000          48,000       $ 11.86      7/7/15         20,000         $ 329,600

---------------------------------------
(1) Award of options and shares on April 22, 2003 under Synergy Financial Group, Inc. 2003 Stock Option Plan and 2003 Restricted Stock Plan, respectively. Options became first exercisable at a rate of 20% on the anniversary date and 20% annually thereafter. Awards first vested at a rate of 20% on the anniversary date and 20% annually thereafter. Dividends paid on shares are held in arrears and distributed pursuant to the vesting schedule.
(2) Award of options and shares on August 31, 2004 under Synergy Financial Group, Inc. 2004 Stock Option Plan and 2004 Restricted Stock Plan, respectively. Options became first exercisable at a rate of 20% on the anniversary date and 20% annually thereafter. Awards first vested at a rate of 20% on the anniversary date and 20% annually thereafter. Dividends paid on shares are held in arrears and distributed pursuant to the vesting schedule.
(3) Award of options on July 7, 2005 under Synergy Financial Group, Inc. 2003 Stock Option Plan and award of shares on September 30, 2005 under Synergy Financial Group, Inc. 2004 Restricted Stock Plan. Options became first exercisable at a rate of 20% on the anniversary date and 20% annually thereafter. Awards first vested at a rate of 20% on the anniversary date and 20% annually thereafter. Dividends paid on shares are held in arrears and distributed pursuant to the vesting schedule.

         Option Exercises And Stock Vested. The following table sets forth information concerning option exercises and vesting of restricted stock for certain officers of the Company during 2006.

                                      Option Awards                              Stock Awards
                        -------------------------------------   --------------------------------------
                         Number of Shares    Value Realized       Number of Shares      Value Realized
Name                   Acquired on Exercise    on Exercise       Acquired on Vesting      on Vesting
----                   --------------------    -----------       -------------------      ----------
John S. Fiore
  2003 Plan                   37,955           $ 369,427               10,506              $ 152,547
  2004 Plan                                                            14,071                222,463
Kevin M. McCloskey
  2003 Plan                        -           $       -                4,765              $  69,188
  2004 Plan                        -                   -                5,000                 79,050
Kevin A. Wenthen
  2003 Plan                        -           $       -                4,765              $  69,188
  2004 Plan                        -                   -                5,000                 79,050
A. Richard Abrahamian              -           $       -                5,000              $  80,950

         Pension Benefits. The following table sets forth information concerning the pension benefits of the Company's president and chief executive officer under his Supplemental Executive Retirement Plan. No other officer of the Company has a similar pension plan.

                                                       Number of Years      Present Value of       Payment During
Name            Plan Name                             Credited Service     Accumulated Benefit    Last Fiscal Year
----            ---------                             ----------------     -------------------    ----------------
John S. Fiore   Supplemental Executive Retirement            17               $130,732 (1)              $  -
                Plan for the Benefit of John S. Fiore

---------------------------------------
(1) Represents expense recorded since plan inception.

         Supplemental Executive Retirement Plan. The Bank has established a Supplemental Executive Retirement Plan ("SERP") for the benefit of John S. Fiore, President and Chief Executive Officer, which provides benefits to Mr. Fiore in an amount equal to 70% of his final salary upon retirement at age 60, payable for life, reduced by the projected value of benefits payable to Mr.
Fiore as follows: (i) 50% of the estimated benefits from the Federal Social Security system; (ii) the account value from the 401(k) Savings Plan attributable to any Company contributions or matching contributions; (iii) the account value from the ESOP; (iv) the account value from any other Code Section 401(a) tax-qualified retirement plans of the Company or its Affiliates implemented at any time after the SERP effective date; and (v) the account value from the ESOP Benefits Equalization Plan. Under the terms of the plan, a participant that has completed not less than ten (10) calendar years of service as an employee of the Bank (including employment with Schering Employees Federal Credit Union) but who voluntarily terminates such employment prior to the retirement date (absent the Participant's termination of employment for cause or termination following a change in control) shall have a non-forfeitable right to payment of the accrued benefit account in effect as of the date of such termination of employment in the form of a lump-sum payment to be made as soon as administratively feasible following six months after such date of termination of employment; provided that if Mr. Fiore shall die prior to such payment date or terminate employment as a result of death, then such sum shall be payable as soon as administratively feasible to the beneficiary. The minimum benefit under the SERP is an annual benefit of $102,366 upon retirement at age 60 for life, but in no event for a period of less than fifteen years. Upon a change in control, and Mr. Fiore's termination of employment or termination of the plan, Mr. Fiore will be deemed to have attained age 60 and he will receive the same retirement benefits as if he attained age 60. The Bank determines annually the projected future benefits and sets aside an annual accrual as determined necessary in accordance with generally accepted accounting principles.

         Nonqualified Deferred Compensation. The following table sets forth information with respect to each defined contribution plan that provides for deferral of compensation on a non tax-qualified basis.

                            Executive          Registrant           Aggregate        Aggregate         Aggregate
                        Contributions in    Contributions in       Earnings in     Withdrawals /      Balance at
Name                    Last Fiscal Year    Last Fiscal Year    Last Fiscal Year   Distributions    Fiscal Year End
----                    ----------------    ----------------    ----------------   -------------    ---------------
John S. Fiore
  401(k) BEP                 $  -               $ 8,532            $  6,131            $   -           $ 26,047
  ESOP BEP (1)                                   33,070              (1,606)               -             55,183
Kevin M. McCloskey
  401(k) BEP                 $  -               $    15            $      3            $   -           $     31
  SERP                                           19,000               6,039                -             92,580
Kevin A. Wenthen
  401(k) BEP                 $  -               $   589            $    350            $   -           $  1,487
  SERP                                           16,500               5,621                -             84,990
A. Richard Abrahamian
  401(k) BEP                 $  -               $     -            $      -            $   -           $      -
  SERP                                           14,800                 626                -             22,424

---------------------------------------
(1) Last available data is as of December 31, 2005.

         Retirement Benefits Equalization Plan. The Company's Retirement Benefits Equalization Plan ("BEP") provides the participating executives with the same level of benefits that all other employees are eligible to receive under the Company's Employee Stock Ownership Plan and 401(k) Savings Plan without regard to the limitations on levels of compensation and annual benefits imposed under Sections 401(a)(17) and 415 of the Internal Revenue Code.
Specifically, the BEP provides benefits to executive officers that cannot be provided under the Employee Stock Ownership Plan and the 401(k) Savings Plan as a result of limitations imposed by Sections 401(a)(17) and 415 of the Internal Revenue Code, but that would have been provided under the Employee Stock Ownership Plan and the 401(k) Savings Plan, but for these Internal Revenue Code limitations. For example, the BEP provides participants with a benefit for any compensation that they may earn in excess of $225,000 per year (as indexed) comparable to the benefits earned by all participants under the Employee Stock Ownership Plan and the 401(k) Savings Plan for compensation earned below that level. The actual value of benefits under the BEP and the annual financial reporting expense associated with this plan will be calculated annually based upon a variety of factors, including the actual value of benefits for participants determined under the Employee Stock Ownership Plan and the 401(k) Savings Plan each year, the applicable limitations under the Internal Revenue Code that are subject to adjustment annually and the salary of each participant at such time. Except in the case of a participant's death, disability or unforeseen emergency, a participant's Supplemental ESOP Benefit shall be paid to the participant in the form of a lump-sum payment as soon as administratively feasible following six months after the date of separation of service of the participant. Generally, benefits under the BEP will be taxable to each participant at the time of receipt of such payment, and the Company will recognize a tax-deductible compensation expense at such time.

         Supplemental Executive Retirement Plan for the Benefit of Senior Officers. The Bank has also adopted a SERP for the benefit of senior officers, including Messrs. McCloskey, Wenthen and Abrahamian. This plan requires an annual accrual equal to ten percent of each participant's base salary to be credited to the plan reserve. Plan reserves earn interest at an annual rate equal to The Wall Street Journal "prime rate" plus 100 basis points, with a minimum rate of 4% and a maximum rate of 10%. Participants have the ability to request that plan assets be invested in the Company's common stock. The accumulated deferred compensation account for each executive officer is payable to each participant at any time following termination of employment after three years following the SERP's implementation, the death or disability of the executive officer or termination of employment following a change in control of the Bank, whereby the Bank or the Company is not the resulting entity.

         Potential Payments Upon Termination or Change in Control. The following tables show the potential payments upon termination or a change of control of the Company for executive officers Fiore, McCloskey, Wenthen and Abrahamian.

                                                                    John S. Fiore
------------------------------------------------------------------------------------------------------------------------------------
                                                                      Involuntary                 Change in
Executive Benefit and              Voluntary      Early     Normal   Not-for-cause  For-cause      Control
Payments Upon Separation (1)      Termination  Retirement Retirement  Termination  Termination Termination (2) Disability    Death
------------------------          -----------  ---------------------  -----------  ----------- --------------- ----------    -----
Long-term Incentive Compensation
  2003 Stock Option Plan         $   584,684  $  584,684  $  584,684 $   584,684   $   584,684  $ 1,250,042    $1,250,042 $1,250,042
  2004 Stock Option Plan             445,372     445,372     445,372     445,372       445,372    1,113,428     1,113,428  1,113,428

Benefits and Perquisites
  2003 Restricted Stock Plan         519,433     519,433     519,433     519,433       519,433      865,727       865,727    865,727
  2004 Restricted Stock Plan         533,359     533,359     533,359     533,359       533,359    1,333,430     1,333,430  1,333,430
  Supplemental Executive
   Retirement Plan (3)               130,732     130,732     765,040     765,040       130,732      765,040       765,040    765,040
  Benefits Equalization Plan
   401(k)                             26,047      26,047      26,047      26,047        26,047       26,047        26,047     26,047
   ESOP (4)                           55,183      55,183      55,183      55,183        55,183       55,183        55,183     55,183
  Life Insurance Premiums (5)(6)           -           -     137,031           -             -      137,031             -          -
  Health and Welfare Benefits (6)     39,916      39,916      39,916      39,916             -       39,916        39,916          -
  Cash Severance                           -           -           -   1,520,523             -    1,969,830             -          -
  Outplacement Services                    -           -           -      10,000             -       10,000             -          -
  Retiree Health Benefits
   (continued medical, life,
   dental, disability
   insurance) (6)                      4,640           -     212,084           -             -            -             -          -
                                 -----------  ----------  ---------- -----------   -----------  -----------    ---------- ----------
Total                            $ 2,339,366  $2,334,726  $3,318,149 $ 4,499,557   $ 2,294,810  $ 7,565,674    $5,448,813 $5,408,897

-----------------
(1)  As of December 31, 2006
(2) Total may be subject to limitation so that such payments will not exceed the tax-deductible limits under Section 280G of the Code.
(3) In the case of "Voluntary Termination," "Early Retirement" and "For-cause Termination," amount represents expense recorded since plan inception. In all other cases, amount represents the present value of lump-sum payment, notwithstanding the fact that plan documents permit annuity payments only.
(4)  Last available data is as of December 31, 2005.
(5) If the executive officer's death shall follow his retirement date, then the executive officer's beneficiaries shall be paid a death benefit in the aggregate amount equal to three hundred percent times the executive officer's highest annual base salary in effect at any time during the three calendar years prior to his retirement date. If a change in control of the Bank shall occur prior to the executive officer's termination of employment or prior to his retirement date, then the same death benefit shall apply. The Bank has also entered into a Life Insurance Agreement with John S.
     Fiore, which shall provide a death benefit payable to Mr. Fiore's beneficiaries of $2.0 million.
(6)  Represents the present value of lump-sum payment.

                                                                Kevin M. McCloskey
------------------------------------------------------------------------------------------------------------------------------------
                                                                    Involuntary                 Change in
Executive Benefit and             Voluntary     Early     Normal   Not-for-cause  For-cause      Control
Payments Upon Separation (1)     Termination Retirement Retirement  Termination  Termination Termination (2) Disability     Death
----------------------------     ---------------------------------  -----------  ----------- -------------- -----------     -----
Long-term Incentive Compensation
  2003 Stock Option Plan         $  486,533  $  486,533  $  486,533 $  486,533  $  486,533   $   810,892    $  810,892   $  810,892
  2004 Stock Option Plan            160,022     160,022     160,022    160,022     160,022       400,056       400,056      400,056

Benefits and Perquisites
  2003 Restricted Stock Plan        235,598     235,598     235,598    235,598     235,598       392,669       392,669      392,669
  2004 Restricted Stock Plan        164,800     164,800     164,800    164,800     164,800       412,000       412,000      412,000
  Supplemental Executive
   Retirement Plan                   92,580      92,580      92,580     92,580      92,580        92,580        92,580       92,580
  Benefits Equalization Plan
   401(k)                                31          31          31         31          31            31            31           31
  Life Insurance Premiums (3)             -           -      24,574          -           -        24,574             -            -
  Cash Severance                          -           -           -          -           -       860,000             -            -
                                 ----------  ----------  ---------- ----------  ----------   -----------    ----------   ----------
Total                            $1,139,564  $1,139,564  $1,164,138 $1,139,564  $1,139,564   $ 2,992,802    $2,108,228   $2,108,228

---------------------
(1)  As of December 31, 2006
(2) Total may be subject to limitation so that such payments will not exceed the tax-deductible limits under Section 280G of the Code.
(3) If the executive officer's death shall follow his retirement date, then the executive officer's beneficiaries shall be paid a death benefit in the aggregate amount equal to three hundred percent times the executive officer's highest annual base salary in effect at any time during the three calendar years prior to his retirement date. If a change in control of the Bank shall occur prior to the executive officer's termination of employment or prior to his retirement date, then the same death benefit shall apply. Represents the present value of lump-sum payment.

                                                                  Kevin A. Wenthen
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Involuntary                 Change in
Executive Benefit and             Voluntary    Early       Normal   Not-for-cause  For-cause      Control
Payments Upon Separation (1)     Termination Retirement  Retirement  Termination  Termination Termination (2) Disability    Death
----------------------------     ----------------------  ----------  -----------  ----------- --------------- ----------    -----
Long-term Incentive Compensation
  2003 Stock Option Plan         $  486,533  $  486,533  $  486,533  $  486,533    $  486,533  $  810,892    $  810,892  $   810,892
  2004 Stock Option Plan            160,022     160,022     160,022     160,022       160,022     400,056       400,056      400,056

Benefits and Perquisites
  2003 Restricted Stock Plan        235,598     235,598     235,598     235,598       235,598     392,669       392,669      392,669
  2004 Restricted Stock Plan        164,800     164,800     164,800     164,800       164,800     412,000       412,000      412,000
  Supplemental Executive
   Retirement Plan                   84,990      84,990      84,990      84,990        84,990      84,990        84,990       84,990
  Benefits Equalization Plan
   401(k)                             1,487       1,487       1,487       1,487         1,487       1,487         1,487        1,487
  Life Insurance Premiums (3)             -           -      30,806           -             -      30,806             -            -
  Cash Severance                          -           -           -           -             -     795,000             -            -
                                 ----------  ----------  ----------  ----------    ----------  ----------    ----------  -----------
Total                            $1,133,430  $1,133,430  $1,164,236  $1,133,430    $1,133,430  $2,927,900    $2,102,094  $ 2,102,094
                                 ----------  ----------  ----------  ----------    ----------  ----------    ----------  -----------

-------------------
(1)  As of December 31, 2006
(2) Total may be subject to limitation so that such payments will not exceed the tax-deductible limits under Section 280G of the Code.
(3) If the executive officer's death shall follow his retirement date, then the executive officer's beneficiaries shall be paid a death benefit in the aggregate amount equal to three hundred percent times the executive officer's highest annual base salary in effect at any time during the three calendar years prior to his retirement date. If a change in control of the Bank shall occur prior to the executive officer's termination of employment or prior to his retirement date, then the same death benefit shall apply. Represents the present value of lump-sum payment.

                                                                A. Richard Abrahamian
---------------------------------------------------------------------------------------------------------------------------------
                                                                     Involuntary                 Change in
Executive Benefit and             Voluntary      Early     Normal   Not-for-cause  For-cause      Control
Payments Upon Separation (1)     Termination  Retirement Retirement  Termination  Termination Termination (2) Disability   Death
----------------------------     -----------  ---------- ----------  -----------  ----------- --------------- ----------   -----
Long-term Incentive Compensation
  2003 Stock Option Plan           $ 55,440    $ 55,440    $ 55,440    $ 55,440     $ 55,440   $  277,200      $277,200  $277,200
  2004 Stock Option Plan                  -           -           -           -            -            -             -         -

Benefits and Perquisites
  2003 Restricted Stock Plan              -           -           -           -            -            -             -         -
  2004 Restricted Stock Plan         82,400      82,400      82,400      82,400       82,400      412,000       412,000   412,000
  Supplemental Executive
   Retirement Plan                        -           -      22,424           -            -       22,424        22,424    22,424
  Benefits Equalization Plan
   401(k)                                 -           -           -           -            -            -             -         -
  Life Insurance Premiums (3)             -           -      18,285           -            -       18,285             -         -
  Cash Severance                          -           -           -           -            -      605,000             -         -
                                   --------    --------    --------    --------     --------   ----------      --------  --------
Total                              $137,840    $137,840    $178,549    $137,840     $137,840   $1,334,909      $711,624  $711,624

-------------------
(1)  As of December 31, 2006
(2) Total may be subject to limitation so that such payments will not exceed the tax-deductible limits under Section 280G of the Code.
(3) If the executive officer's death shall follow his retirement date, then the executive officer's beneficiaries shall be paid a death benefit in the aggregate amount equal to three hundred percent times the executive officer's highest annual base salary in effect at any time during the three calendar years prior to his retirement date. If a change in control of the Bank shall occur prior to the executive officer's termination of employment or prior to his retirement date, then the same death benefit shall apply. Represents the present value of lump-sum payment.

         Change in Control Severance Agreements. In addition, the Board has entered into Change in Control Severance Agreements with executive officers McCloskey, Wenthen and Abrahamian. Under such agreements, if their employment is terminated within twelve months of a change in control of the Bank, such individuals would receive severance benefits equal to approximately three times their average annual compensation. At December 31, 2006, such payments would have equaled approximately $860,000, $795,000 and $605,000, respectively, upon termination following a change in control. Additionally, the Employee and his or her dependents shall remain eligible to participate in the medical and dental insurance programs offered by the Bank to its employees for a period of not less than eighteen months from the date of termination of employment; provided that the Employee or such dependents shall pay the comparable COBRA expense for continuation of such insurance. All payments to be made under these agreements shall be reduced as may be necessary so that such payments will not exceed the tax deductible limits under Section 280G of the Code.


--------------------------------------------------------------------------------
          ADDITIONAL INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS
--------------------------------------------------------------------------------

Section 16(a) Beneficial Ownership Reporting Compliance

         The Common Stock is registered pursuant to Section 12(g) of the Securities and Exchange Act of 1934, as amended. The officers and directors of the Company and beneficial owners of greater than 10% of the Common Stock ("10% beneficial owners") are required by Section 16(a) of such act to file reports of ownership and changes in beneficial ownership of the Common Stock with the Securities and Exchange Commission and NASDAQ and to provide copies of those reports to the Company. The Company is not aware of any beneficial owner, as defined under Section 16(a), of more than ten percent of the Common Stock. To the Company's knowledge, all Section 16(a) filing requirements applicable to its officers and directors were complied with during the 2006 fiscal year.

Certain Relationships and Related Transactions and Director Independence

         No directors, officers or immediate family members of directors or officers were engaged in transactions with the Company or any subsidiary involving more than $120,000 (other than loans with the Bank) during the two years ended December 31, 2006.

         The Bank, like many financial institutions, has followed the policy of offering residential mortgage loans for the financing of personal residences and consumer loans to its directors, officers, and employees. Loans are made in the ordinary course of business and are also made on substantially the same terms and conditions, other than a 1% discount for employees on the interest rate paid while the person remains an employee, as those of comparable transactions prevailing at the time with other persons, and do not include more than the normal risk of collectibility or present other unfavorable features. As of December 31, 2006, all loans outstanding to all directors and executive officers, and the affiliates of such persons, were current and performing in accordance with their terms.

         All of the Company's directors are independent.

--------------------------------------------------------------------------------
              PROPOSAL II - RATIFICATION OF APPOINTMENT OF AUDITORS
--------------------------------------------------------------------------------

         The Audit Committee of the Board of Directors of the Company has appointed Crowe Chizek and Company LLC as the Company's independent auditor for the fiscal year ending December 31, 2007. A representative of Crowe Chizek and Company LLC is expected to be present at the Meeting, will have the opportunity to make a statement if he or she so desires, and is expected to be available to respond to appropriate questions.

         On February 21, 2006, the Company dismissed Grant Thornton LLP as the Company's independent auditors and appointed Crowe Chizek and Company LLC as its independent auditors for the fiscal year ending December 31, 2006. The decision to change accountants was recommended and approved by the Audit Committee of the Company's Board of Directors. A representative of Grant Thornton LLP is not expected to be present at the Meeting. Grant Thornton LLP's reports on the Company's consolidated financial statements for the two fiscal years ended December 31, 2005 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the two fiscal years ended December 31, 2005 and for the period from January 1, 2006 to February 21, 2006, there were no disagreements or reportable events between the Company and Grant Thornton LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Grant Thornton LLP, would have caused it to make a reference to the subject matter of the disagreement or reportable event in connection with its reports.

         During the two fiscal years ended December 31, 2005 and for the period from January 1, 2006 to February 21, 2006, the Company did not consult with Crowe Chizek and Company LLC regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed or (ii) the type of audit opinion that might be rendered on the Company's financial statements.

         Ratification of the appointment of the auditors requires the affirmative vote of a majority of the votes cast, in person or by proxy, by the stockholders of the Company at the Meeting. The Board of Directors recommends that stockholders vote "FOR" the ratification of the appointment of Crowe Chizek and Company LLC as the Company's auditors for the 2007 fiscal year.

--------------------------------------------------------------------------------
                            STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

         In order to be considered for inclusion in the Company's proxy materials for the Annual Meeting of Stockholders to be held in 2008, all stockholder proposals must be received at the Company's executive office at 310 North Avenue East, Cranford, New Jersey 07016 by December 1, 2007. Stockholder proposals must meet other applicable criteria, as set forth in the Company's bylaws, in order to be considered for inclusion in the Company's proxy materials.

         Under the Company's bylaws, stockholder proposals that are not included in the Company's proxy statement for the 2008 Annual Meeting will only be considered at such meeting if the stockholder submits notice of the proposal to the Company at the above address by February 23, 2008. Stockholder proposals must meet other applicable criteria, as set forth in the Company's bylaws, in order to be considered at the 2008 Annual Meeting.

--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------

         At the time this Proxy Statement is being mailed, the Board of Directors knows of no additional matters that will be presented for consideration at the Meeting. If any other business may properly come before the Meeting or any adjournment thereof less than a reasonable time before the Meeting or any adjournment thereof, proxies given to the Board of Directors will be voted by its members in accordance with their best judgment.

--------------------------------------------------------------------------------
                                  MISCELLANEOUS
--------------------------------------------------------------------------------

         The  cost of  soliciting  proxies  will be borne  by the  Company.  The
Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers, and regular employees of the Company may solicit proxies personally or by telephone without additional compensation.

--------------------------------------------------------------------------------
                                    FORM 10-K
--------------------------------------------------------------------------------

         A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006 accompanies this Proxy Statement.


                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/Kevin A. Wenthen

                                          Kevin A. Wenthen
                                          Corporate Secretary

                                                                      APPENDIX A

                          SYNERGY FINANCIAL GROUP, INC.
                             AUDIT COMMITTEE CHARTER

ORGANIZATION
------------

The members of the Audit Committee are appointed annually by the Board of Directors of Synergy Financial Group, Inc. (the "Corporation") to assist the Board in monitoring (1) the integrity of the financial statements of the Corporation, (2) the compliance by the Corporation with legal and regulatory requirements, (3) the independence and performance of the Corporation's internal and independent auditors and (4) the reported status of significant internal controls affecting business operations.

Audit Committee members shall meet the applicable independence requirements of the National Association of Securities Dealers (the "NASD"), the Securities and Exchange Commission (the "SEC") and the Sarbanes-Oxley Act of 2002 (the "Act"). The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent (as defined by applicable rules of the NASD and the SEC) directors, free from any relationship that would interfere with the exercise of his or her independent judgment, and no Audit Committee member may, other than in the capacity of an Audit Committee or Board member, accept any consulting, advisory, or other compensatory fee from the Company or its subsidiaries or be an affiliated person of the Company or its subsidiaries. All members of the Audit Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements. It is the intention of the Board to assure that at least one member of the Audit Committee shall satisfy the requirements of a "financial expert" (as defined under the Act and pursuant to regulations of the SEC).

If a Committee Chair is not designated or present, the members of the Audit Committee may designate a Chair by majority vote of the Committee membership. The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other consultants to advise the Committee. The Committee may request any officer or employee of the Corporation or the Corporation's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Audit Committee shall meet at least four (4) times annually, or more frequently as circumstances dictate. The Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee shall meet privately in executive session at least annually with management and the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Audit Committee shall meet quarterly with the independent auditors and management to discuss the annual audited financial statements or quarterly financial statements as applicable.

STATEMENT OF POLICY
-------------------

The Audit Committee shall provide assistance to the Board of Directors in fulfilling its oversight responsibility to shareholders, potential shareholders, the investment community and others relating to the Corporation accounting and financial reporting practices, the systems of internal accounting and financial controls, the internal audit function, and the annual independent audit of the Corporation's financial statements. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Board of Directors, the independent auditors, the internal auditors, and the management of the Corporation.

RESPONSIBILITY
--------------

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions. While the Committee may perform additional duties as determined by the Board, the Committee shall perform the tasks outlined in the following paragraphs in order to fulfill its four major responsibilities noted above.


     1.   Monitor the integrity of the Company's financial statements

          o Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Corporation's financial statements.
          o Review with management, the Corporation's Disclosure Committee and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Corporation's financial statements.
          o Review with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Corporation's financial statements.
          o Review with management, Disclosure Committee and the independent auditors, the interim financial information contained in the Corporation's quarterly report on Form 10-Q and the earnings announcement prior to their filings and/or release.
          o Recommend to the Board, after review and discussion with management and the independent auditors, whether the audited financial statements should be included in the Company's Annual Report on Form 10-K.

     2. Monitor the reported status of significant internal controls affecting business operations.
          o Meet periodically with management to review the Corporation's major financial risk exposures and the steps management has taken to monitor and control such exposures.
          o Review major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

     3. Monitor the independence and performance of the Corporation's internal and independent auditors

          (a)  Independent Auditor
          o Engage and terminate the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board of Directors.
          o Review the experience, rotation and qualifications of the senior members of the independent auditors' team and the quality control procedures of the independent auditor.
          o Review the experience and qualifications of the Corporation's senior finance executives.
          o    Approve the fees to be paid to the independent auditor.
          o Establish guidelines for the retention of the independent auditor for any non-audit service.
          o    Receive periodic reports from the independent  auditor  regarding the auditor's independence, discuss such reports with the auditor, and if so determined by the Audit Committee, taking additional action to satisfy itself of the qualifications, performance and independence of the auditors.
          o Assure the regular rotation of the lead or coordinating audit partner and consider whether there should be a regular rotation of the auditing firm itself.

          o Recommend to the Board guidelines for the Corporation's hiring of employees of the independent auditor who were engaged on the Corporation's account.

          (b)  Internal Audit Function
          o Review and oversee the appointment, performance and replacement of the senior internal auditing executive.
          o Review the significant reports to management prepared by the internal auditing department and management's responses.
          o Meet with the independent auditors prior to each annual audit to review the planning and staffing of the audit.
          o Obtain reports from management, the Corporation's senior internal auditing executive and the independent auditor that the Corporation's subsidiary entities are in conformity with applicable legal requirements and the Corporation's Code of Conduct, including disclosures of insider and affiliated party transactions.
          o Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Bank's response to that letter. Such review should include:
               (a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, and any disagreements with management.
               (b) Any changes required in the planned scope of the internal audit.
               (c) The internal audit department responsibilities, budget and staffing.

     4. Monitor the Corporation's reported compliance with legal and regulatory requirements
          o Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Corporation's annual proxy statement.
          o Advise the Board with respect to the Corporation's policies and procedures regarding compliance with applicable laws and regulations and with the Corporation's Code of Conduct.
          o Review with the Corporation's General Counsel legal matters that may have a material impact on the financial statements, the Corporation's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

GENERAL
-------

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Bank's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Bank's Code of Conduct.

                                                                      APPENDIX B

                          SYNERGY FINANCIAL GROUP, INC.
                            NOMINATING AND CORPORATE
                          GOVERNANCE COMMITTEE CHARTER

I. COMPOSITION: The Committee shall be composed of no fewer than three "independent" directors not up for re-election in the current year. The criteria for "independent" is established by the rules and regulations of the NASDAQ Stock Market and who the Board has affirmatively determined does not have a material relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. A majority of members shall constitute a quorum.

II. TENURE: Members of the Nominating Committee shall serve for a one-year term. The Board of Directors may fill a vacancy on the Committee by a majority vote.

III. RESPONSIBILITIES:

     1. The Committee is charged with the responsibility of identifying, evaluating and recommending potential candidates for election to the Board.
     2. The members of the Committee must avoid conflict of interest situations in both the interview and voting process.
     3. The Committee shall meet at least annually; however, in any case shall meet as often as necessary to complete its assigned duties.
     4. Nominate individuals who will provide leadership in shaping corporate governance.
     5.   Coordinate periodic self-evaluation of the Board of Directors.
     6. The Committee shall observe the following guidelines for the selection of nominees:
          o    Reputation for integrity and hard work.
          o    Ability to  exercise  independent  judgment  and  willingness  to disclose obligations and potential conflicts of interest.
          o    Educational background
          o    The extent to which the individual would bring relevant skills or experiences that is otherwise absent from the Synergy Board.
          o    Commitment: available time, energy, and interest.
     7. The Committee shall develop and recommend to the Board for its approval a set of corporate governance guidelines. The Committee shall review the guidelines on an annual basis and recommend changes as necessary.
     8. The Committee shall periodically review and assess the Company's Certificate of Incorporation and Bylaws and, as appropriate, recommend changes to the Board for its approval.
     9. The Committee shall consider any other corporate governance issues that may arise from time to time, and develop appropriate recommendations for the Board.
     10. The Committee shall observe the following time frame with respect to annual nominations:

     Date                                 Function
     ----                                 --------

     (a)  180 days prior to annual        Complete performance evaluations of
                                          Directors up for meeting potential
                                          re-nomination. Determine whether such
                                          person's performance as a director
                                          warrants re-nomination. Weigh the
                                          qualifications of any candidates who
                                          have been recommended to the Committee
                                          vis-a-vis each director whose term is
                                          expiring. Develop first working list
                                          of possible candidates. Contact all
                                          prospective candidates willing to
                                          accept nomination.

     (b) 150 days prior to annual From refined list of candidates arrive at a final list meeting of nominees

     (c) 120 days prior to annual Send list of nominees to Board of Directors for approval meeting

     (d) 90 days prior to annual Written nominations to be delivered to Secretary meeting

     (e)  date to be determined Annual Meeting

IV. AUTHORITY: Generally, the Committee functions as advisory to the Board of Directors and has only that specific authority granted to it by the Board of Directors.

V. REPORTS TO: The Committee shall submit a copy of all its minutes to the Board of Directors. Verbal reports may be made at Board of Directors meetings.

VI. REVIEW: The Committee shall conduct an annual review of the contents of this Charter.

                                      B-2